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                                                                   Exhibit 10.21

                        CONFIDENTIAL TREATMENT REQUESTED

                           ===========================

                             SOURCE CODE LICENSE AND

                           AMENDMENT TO OEM AGREEMENT

                                     BETWEEN

                             CDP COMMUNICATIONS INC.

                                       AND

                            MOBIUS MANAGEMENT SYSTEMS

                                   MADE AS OF

                                 AUGUST 12, 1997

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                             SOURCE CODE LICENSE AND
                           AMEND MENT TO OEM AGREEMENT

      THIS AGREEMENT made as of the 12th day of August, 1997.

AMONG:

            CDP COMMUNICATIONS INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "CDP")

                                       and

            MOBIUS MANAGEMENT SYSTEMS, INC. a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as "Mobius")


            WHEREAS CDP and Mobius entered into an OEM Agreement dated as of October 15, 1993, as amended by the parties pursuant to amending agreement dated July 18, 1995, (the "OEM Agreement") pursuant to which CDP granted certain rights to Mobius to use, reproduce and sublicense the object code * version of CDP's *;


            AND WHEREAS CDP, Mobius and FileSafe, Inc. entered into a Source Code Escrow Agreement dated April 21, 1994 (the "Escrow Agreement") pursuant to which CDP placed the source code * version of the * in escrow to be released to Mobius only under certain specific conditions referred to therein;

            AND WHEREAS CDP subsequently developed a * version of the * ;


            AND WHEREAS Mobius wishes to license the object code to the * version of the * for sublicensing to its customers pursuant to the OEM Agreement and license the source code of the * version and the * version of the * for the purposes more fully set forth herein, including to make certain enhancements and to maintain such software for its customers, and CDP is willing to grant such a license under certain restrictions and conditions;


            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and the payment by each

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* The Redacted Material Has Been Separately Filed With The Commission.

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of the parties to the other of the sum of ten dollars ($10.00) and other good and valuable consideration (the adequacy of which consideration as to each of the parties hereto is hereby mutually acknowledged), the parties hereto covenant and agree, and as appropriate, amend the OEM Agreement, as follows:

                           ARTICLE I - INTERPRETATION

1.1 Definitions

            In this Agreement, the following terms shall have the meanings ascribed to them as follows:

      (a)   "Acceptance Tests" has the meaning set forth in Section 2.5(b);

      (b) "CDP Source Code" means the source code to the * and the * versions of the * and technical documentation relating thereto as such source code exists as at the date first written above and as described in Schedule A to this Agreement;

      (c) "CDP Software" means the object code to the * and the * versions of the * as licensed to Customers under the OEM Agreement;

      (d) "Confidential Information" means the confidential, secret or proprietary information of CDP, including technical, financial and business information and software of CDP which has been or may hereafter be disclosed, directly or indirectly to Mobius, either orally, in writing or in any other material form, or delivered to Mobius;

      (e) "Customers" means those persons or entities who are validly sublicensed by Mobius, in compliance with the OEM Agreement, as end-users of the Software and the Added Value (as such terms are defined in the OEM Agreement);

      (f) "Enhancements" includes changes, modifications, derivations, improvements, and additions to the CDP Source Code;

      (g) "Intellectual Property Rights" means all intellectual and industrial property rights including all rights to

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* The Redacted Material Has Been Separately Filed With The Commission.

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            copyrights, copyright applications. trademarks, patents, inventions, discoveries, patent applications, industrial designs, design rights, trade secrets and information of a confidential nature; and

      (h) "License Fee Period" means the * period during which License Fees are payable as set forth in Schedule B to this Agreement.

                               ARTICLE 2 - LICENSE

2.1 Delivery of CDP Source Code

      (a) CDP shall deliver to Mobius, at its offices at One Ramada Plaza, New Rochelle, New York, one copy of the CDP Source Code and Mobius shall conduct Acceptance Tests on the CDP Source Code in accordance with Section 2.5.

      (b) In addition, the CDP Source Code shall include (i) the * ; and (ii) the * .

      (c) CDP shall have no obligation to deliver any source code for any products which CDP licenses separately from the CDP Software (to the extent that such source code is not incorporated in, or otherwise forms a part of, the CDP Software). Notwithstanding the foregoing Mobius agrees that it shall separately purchase or otherwise acquire a license * or its functional equivalent to be used together with the CDP Source Code and CDP shall have no obligation to provide or cover the cost of licensing such additional software.

2.2 Use of CDP Source Code by Mobius

      (a) Mobius shall have and CDP hereby grants to Mobius, a perpetual, non-transferrable, non-exclusive license, to be exercised by its employees, officers, directors and duly authorized agents, to (i) maintain, modify and update the CDP Source Code, and (ii) develop Enhancements to the CDP Source Code.

      (b) Mobius acknowledges and agrees that prior to the end of the License Fee Period, the rights granted under Subsection 2.1(a) are granted solely to enable Mobius to provide maintenance and support services to Customers and to develop Enhancements to the CDP Software. Mobius agrees to only market, distribute or license the Enhancements developed by or for Mobius to Customers

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* The Redacted Material Has Been Separately Filed With The Commission.

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in accordance with the terms of the OEM Agreement as amended by the terms hereof.

2.3 Obligations of Mobius

      (a) Mobius shall establish a secure location to maintain the CDP Source Code and shall maintain the CDP Source Code in the same manner, and under the same controls and conditions as it maintains its own proprietary and confidential source code.

      (b) Except as provided in this Agreement, Mobius agrees that it shall not divulge, disclose or otherwise make available to third parties the CDP Source Code, without the express prior written consent of CDP, which consent shall not be unreasonably withheld.

      (c) Mobius agrees not to use the CDP Source Code or any part thereof during the License Fee Period to develop any software, or source material for creating software, which may compete with the CDP Software.

      (d) During the License Fee Period and for one year thereafter, Mobius agrees not to solicit, directly or indirectly, any of CDP's * OEMs or strategic partners for the purpose of developing, licensing to or otherwise promoting an object designed solely to * .

2.4 Turnover and Training

      CDP shall provide Mobius with up to 10 days (in two or three sessions, at times mutually agreeable to the parties) of turnover and training on-site at Mobius' offices in New Rochelle, New York. A senior CDP representative, knowledgeable in both versions of the CDP Source Code, shall be made available for such purposes. Mobius shall reimburse CDP for all reasonable travel and living expenses incurred pursuant to this Section 2.4. Unless otherwise agreed to in writing by the parties, six months from the date of delivery as set forth in Section 2.1(a) hereof all remaining rights to turnover and training services as set forth herein shall terminate regardless of whether any turnover and training days have accrued to such date, provided that CDP has not unduly delayed the delivery of such services.

2.5 Acceptance

      (a) Upon delivery of the CDP Source Code, Mobius shall have two business days (the "Approval Period") after delivery thereof within which to approve or reject the CDP Source Code. If Mobius does not reject or approve the CDP Source Code within the Approval Period, the CDP Source Code shall be deemed to be accepted by Mobius.

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*The Redacted Material Has Been Separately Filed With The Commission.


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      (b) All to be conducted by Mobius during the Approval Period (the
"Acceptance Tests") shall be conducted on a single computer disconnected from any network and all such testing shall be conducted in the presence of a senior CDP developer. The Acceptance Tests shall consist solely of (i) establishing that the CDP Source Code compiles and link edits, and (ii) confirming that the compiled files of the CDP Source Code accurately compared to the CDP Software.

      (c) If, upon conducting the Acceptance Tests Mobius has a reasonable objection to the CDP Source Code, Mobius may reject the CDP Source Code. In such event, Mobius will deliver to CDP within the Approval Period a notice setting forth the specific reasons for rejection and CDP shall make commercial and reasonable efforts to make the appropriate changes and redeliver the revised CDP Source Code. Mobius shall again be entitled to an Approval Period to accept or reject the revised CDP Source Code.

2.6 Modifications to the * Version of the CDP Source Code

            Prior to September 30, 1997, CDP shall deliver to Mobius a modified copy of the * version of the CDP Source Code with * as set forth in the memorandum of Mobius to CDP dated August 8, 1997, a copy of which is attached hereto as Schedule D.

2.7 Update of the * Version of the CDP Source Code

            Once available, CDP shall deliver to Mobius an update of the * version of the CDP Source Code and such update shall include (i) the modifications to such source code as are set forth in the memorandum of Mobius to CDP dated August 11, 1997, a copy of which is attached hereto as Schedule E, and (ii) the * set forth in Schedule D.

                         ARTICLE 3 - TITLE AND OWNERSHIP

3.1 Property of CDP

            The entire Intellectual Property Right, title and interest in the CDP Source Code shall be retained as the sole property of CDP. Mobius acknowledges and agrees that this Agreement does not transfer to Mobius any Intellectual Property Right, title or interest with respect to the CDP Source Code and that all such Intellectual Property Rights, title and interest belong exclusively to CDP.

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* The Redacted Material Has Been Separately Filed With The Commission.

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3.2 Enhancements

            Mobius shall own the entire Intellectual Property Right, title and interest in any Enhancements to the CDP Source Code developed by or on behalf of Mobius. Unless otherwise provided in writing, CDP shall own the entire Intellectual Property Right, title and interest in all Enhancements to the CDP Source Code not developed by or on behalf of Mobius. Any Enhancements made by or on behalf of Mobius shall not in any way prohibit or affect CDP's right to develop any Enhancements to the CDP Source Code for its own purposes or for other licensees.

                      ARTICLE 4 - CONFIDENTIAL INFORMATION

4.1 Confidentiality Obligation

      (a) Mobius shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information. Mobius agrees that it will not use the Confidential Information except for the purposes of this Agreement and as authorized herein.

      (b) Mobius acknowledges that the CDP Source Code constitutes Confidential Information which information shall not be accessed other than by Mobius and its employees, officers, directors and duly authorized agents who reasonably require such access for the purposes of this Agreement and who are required to protect the confidentiality of the Confidential Information. Mobius agrees to strictly enforce such requirements with regards to the Confidential Information.

      (c) Notwithstanding subsections 4.1(a) and 4.1(b), Mobius may use or disclose the Confidential Information to the extent that such Confidential Information is (i) already known by Mobius without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of Mobius, (iii) rightfully received from a third party, (iv) independently developed by Mobius without use of the Confidential Information,
(v) approved by CDP for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as Mobius provides CDP with notice of such requirement prior to any such disclosure and takes all reasonable steps available to maintain the information in confidence.

4.2 Return of Confidentiality Information

            Upon the termination of this Agreement and upon the request of CDP, Mobius will return to CDP all documents and

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information, however recorded, including but not limited to drawings, specifications, descriptions, or other papers, tapes, or any other media which contain any of the Confidential Information.

4.3 Loss of Confidential Information

            In the event of any unauthorized disclosure or loss of, or inability to account for Confidential Information, Mobius will notify CDP immediately.

4.4 Equitable Relief

            Mobius acknowledges and agrees that the Confidential Information constitutes valuable trade secrets of CDP, and that any unauthorized reproduction and/or disclosure of such information by Mobius may cause irreparable harm for which CDP's remedies at law may be inadequate. Mobius hereby agrees that CDP may be entitled, in addition to any other remedies available to it at law or in equity, to seek injunctive relief to prevent the breach or threatened breach of Mobius' obligations hereunder.

                          ARTICLE 5 - PRICE AND PAYMENT

5.1 License Fees

            As compensation for the rights granted herein and in satisfaction of Mobius' OEM Royalty obligations pursuant to the OEM Agreement, Mobius shall be charged and agrees to pay the license fees (the "License Fees") at the times and in the amounts as set out in Schedule B. All License Fees are in United States dollars.

5.2 Taxes and Import Duties

            Except as stated above, License Fees are exclusive of all local jurisdiction, sales, use, occupational or similar taxes now in force or enacted in future, all of which shall be paid by Mobius, except for such taxes as are imposed on CDP's income, which shall be paid by CDP. Mobius is responsible for obtaining and providing to CDP any certificate of exemption or similar document required to exempt any sale or license from sales, use or similar tax liability.

5.3 Late Payment Charges

            Notwithstanding any other rights or remedies CDP may have under this Agreement or at law, if Mobius falls to pay any amounts within 30 days after payment is due, interest on overdue

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amounts shall accrue at the rate of 18% per annum (1.5% per month) on such unpaid amounts.

             ARTICLE 6 - WARRANTIES, INDEMNITIES, LIMIT OF LIABILITY

6.1 Warranty

            The CDP Source Code is provide "AS-IS" without any warranty whatsoever except that CDP warrants and represents to Mobius that it is the owner of the CDP Source Code and that it has full right and authority to enter into this Agreement.

6.2 Disclaimer

            (a) EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, CDP MAKES NO CONDITIONS OR WARRANTIES, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY CONDITION OR WARRANTY OF MERCHANTABILITY OR MERCHANTABLE QUALITY OF THE SOFTWARE OR ITS FITNESS FOR ANY PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. IN NO EVENT WILL CDP BE LIABLE FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO (i) DAMAGES CAUSED BY THE MOBIUS' FAILURE TO PERFORM ITS COVENANTS AND RESPONSIBILITIES, FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, CDP'S NEGLIGENCE; (ii) DAMAGES CAUSED BY REPAIRS OR ALTERATIONS DONE WITHOUT CDP'S WRITTEN APPROVAL; (iii) DAMAGES DUE TO DETERIORATION DURING PERIODS OF STORAGE BY THE MOBIUS, (iv) LOST DATA; OR (v) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

6.3 Limit of Liability

            CDP'S LIABILITY FOR DAMAGES TO MOBIUS FOR ANY CAUSE (OTHER THAN AS CONTEMPLATED BY SECTION 6.4 BELOW), REGARDLESS OF THE FORM OF ACTION INCLUDING NEGLIGENCE, SHALL NOT EXCEED THE LICENSE FEES PAID BY MOBIUS PURSUANT TO THIS AGREEMENT DURING THE TWENTY-FOUR MONTHS PRIOR TO THE MONTH IN WHICH MOBIUS NOTIFIES CDP OF SUCH CLAIM OR POTENTIAL CLAIM.

6.4 Patent Copyright and Trade Secret Indemnification

            (a) At its expense, CDP will defend any action brought against Mobius, and pay all reasonable expenses and damages of Mobius, for any claims that the CDP Source Code infringes a patent, copyright or trade secret of a third party (a "Source Code Infringement") effective in Canada or the United States provided Mobius notifies CDP promptly in writing of the action (and all prior claims relating to such action) and gives CDP sole control of the defence and negotiations for its settlement or compromise. CDP shall pay all damages and costs awarded therein

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against Mobius but shall not be responsible for any compromise made without its consent. In the event of a final judgment which prohibits Mobius' continued use of the CDP Source Code by reason of a Source Code Infringement, or if at any time CDP is of the opinion that the CDP Source Code is likely to become the cause of an action for infringement, CDP's sole obligation will be to use its best efforts to (i) obtain, at no additional cost to Mobius, the rights to continued use of the CDP Source Code; (ii) replace or modify the CDP Source Code so that it is no longer infringing, but maintaining equivalent functionality to the infringing part; or (iii) remove and refund the amount paid to CDP in License Fees by Mobius, less two percent per month of use as depreciation.

      (b) Notwithstanding Subsection 6.4(a), CDP shall have no liability for any Source Code Infringement or claim thereof based on (i) use of other than the unaltered CDP Source Code not approved in writing by CDP, (ii) use of a combination of the CDP Source Code with software, data or equipment not approved in writing or supplied by CDP, (iii) use of CDP Source Code with Enhancements developed by or for Mobius, or (iv) use of the CDP Source Code in a manner for which the CDP Source Code was not designed.

      (c) At its expense, Mobius will defend any action brought against CDP and pay all reasonable expenses and damages of CDP for any claims, suit or proceeding that (i) an Enhancement or Enhancements developed by or for Mobius,
(ii) use of the CDP Source Code other than as contemplated by this Agreement, or
(iii) use of the CDP Source Code as modified, altered or combined with any equipment, device or software not supplied or approved by CDP, infringes a patent, copyright or trade secret of a third party effective in Canada or the United States provided CDP notifies Mobius promptly in writing of the action (and all prior claims relating to such action) and gives Mobius sole control of the defence and negotiations for its settlement or compromise. Mobius shall pay all damages and costs awarded therein against CDP but shall not be responsible for any compromise made without its consent.

                        ARTICLE 7 - TERM AND TERMINATION

7.1 Term and Termination

            This Agreement will commence on the date first written above and will remain in force unless terminated hereunder.

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7.2 Termination for Default

            In the event Mobius fails to cure any material breach of this Agreement which is capable of cure within ten business days of receipt of written notice thereof from CDP, then CDP, in its sole discretion, shall, in addition to any other remedy which it may be entitled to at law, have the right to terminate this Agreement by written notice to Mobius on a date specified therein. CDP shall have the right to terminate this Agreement by notice in writing to Mobius in the event Mobius fails to cure any breach of this Agreement which is not capable of cure including a breach of Article 4 (which shall be deemed not to be curable).

7.3 Termination upon Insolvency

            Either party may terminate this Agreement if the other party is dissolved, becomes insolvent, passes a resolution for its winding up (or an order is made by a court of competent jurisdiction for the winding up of the other party), an administration order is made in relation to the other party or a receiver, trustee, or liquidator is appointed over, or takes possession of, any of the other party's assets, the other party makes an arrangement or composition with its creditors generally, the other party makes an assignment for the benefit of its creditors or an application to a court of competent jurisdiction for protection from its creditors generally, or the other party ceases operations.

7.4 Termination of OEM Agreement

            This Agreement shall automatically terminate upon CDP's termination of the OEM Agreement for material breach by Mobius during the License Fee Period.

7.5 Survival

            The parties hereto agree that the provisions hereof requiring performance or fulfillment after the expiry or earlier termination of this Agreement shall survive such expiry or earlier termination. Articles 3, 4 and 5 and Sections 2.2, 2.3, 6.3, 6.4, 7.5 and 7.6 shall survive the termination of this Agreement.

7.6 Effect of Termination

            Within five business days of the effective date of the termination of this Agreement, Mobius shall return to CDP all copies of the CDP Source Code in its possession or under its control.

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                   ARTICLE 8 - AMENDMENTS TO THE OEM AGREEMENT
                     AND TERMINATION OF THE ESCROW AGREEMENT

8.1 Amendments to the OEM Agreement

            The OEM Agreement is hereby amended by:

            (i) deleting Section 1.1 in its entirety and replacing it with the following new Section 1.1:

                  1.1 "Added Value" means the value to be added by the OEM to the CDP Products by embedding the CDP Products in any Mobius product.

            (ii)  insert a new Section 1.6.1.1 as follows:

                  "License Fee Period" shall have the meaning set forth in the Source Code License Agreement between Mobius and CDP dated August 12, 1997.

            (iii) amend Section 1.9 by (i) adding the words "or any portion or element thereof" following the words "software programs" and prior to the words "listed on", and (ii) deleting the words "and all future modifications and enhancements thereto" at the end of Section 1.9.

            (iv)  inserting in the first sentence of the first paragraph of
                  Section 2.1(i) the word "perpetual," following the words "grants OEM the" and before the word "non-exclusive" and (ii) the words ", during the License Fee Period," following the words "condition that" and before the words "the OEM only".

            (v)   deleting Section 3 in its entirety.

            (vi) amend Section 6.1 by (a) inserting the word "perpetual," following the word "a" and before the word "non-exclusive",
                  (b) deleting the word "and" following the words "this Agreement" and replacing it with the words "(i) during the License Fee Period and subject," and (c) inserting at the end of the first sentence of Section 6.1 the words ", and (ii) upon the conclusion of the License Fee Period, for any use whatsoever, provided

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                  such use is not otherwise restricted by this Agreement."

            (vii) amending Section 6.4 by inserting at the beginning of the fourth sentence of the first paragraph of Section 6.4 the words "During the License Fee Period."

           (viii) deleting Articles 12 and 13 in their entirety;

            (ix) amending Section 16.1 by inserting at the beginning of the second sentence the words, "During the License Fee Period";

            (x)   deleting Section 19.1.3 and the first paragraph of Section
                  19.2 each in their entirety;

            (xi)  deleting Schedule A in its entirety;

            (xii) deleting the sentence under the heading "Software" in Schedule
                  B, in its entirety and replacing it with "The object code to the * version of CDP's * and the object code to the * version of CDP's * , as described in Schedule A to the Source Code License Agreement between CDP and Mobius dated August 12, 1997."; and

           (xiii) deleting the table and sentence preceding the table in Schedule B in its entirety and replacing it with the following "The payment of OEM of the License Fees (as such term is defined in the Source Code License Agreement between CDP and Mobius dated August 12, 1997) payable under such Source Code License Agreement shall fully satisfy any and all OEM Royalty obligations of OEM hereunder. Following the end of the License Fee Period, no further OEM Royalties shall be payable."

8.2 Confirmation of OEM Agreement

            The OEM Agreement as amended hereby, is hereby ratified and confirmed in all respects, and is binding upon the parties thereto and their successors.

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* The Redacted Material Has Been Separately Filed With The Commission.

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8.3 Termination of the Escrow Agreement

            Effective upon acceptance of the CDP Source Code, the Escrow Agreement shall be terminated and Mobius acknowledges that as of such date it shall have no further rights thereunder. Mobius hereby consents to the delivery of the Source Materials (as such term is defined in the Escrow Agreement) to CDP and agrees to deliver to CDP the form of notice set forth in Schedule C hereto upon receipt of the CDP Source Code.

8.4 Conflicts with OEM Agreement

            In the event there is any conflict or inconsistency between the terms of OEM Agreement and the terms of this Agreement, the terms of this Agreement shall govern.

                               ARTICLE 9 - GENERAL

9.1 Headings

            The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof', "hereunder" and similar expressions refer to this Agreement and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

9.2 Extended Meanings

            In this Agreement words importing the singular number only shall include the plural and vice versa, and words importing persons shall include individuals, partnerships, associations, unincorporated organizations and corporations. The terms "provision" and "provisions" refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement.

9.3 Ambiguities

            The parties hereto agree that each of them has participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

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9.4 Assignment

            This Agreement shall be binding on the parties hereto and their respective successors and assigns. Neither party may, or shall have the power to, assign this Agreement or the benefit thereof, in whole or in part, except
(i) with the prior written consent of the other party, which consent shall not be unreasonably withheld, and (ii) by either party in connection with the sale of all or substantially all of its property and assets or in connection with a merger, amalgamation, or other reorganization of the party, provided that the successor or assignee, as the case may be, undertakes in writing to the other party to be bound by the provisions of this Agreement.

9.5 Amendments and Waiver

            No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

9.6 Further Assurances

            Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out this Agreement.

9.7 Consents and Approvals

            Where a party is required hereunder to grant a consent or an approval, unless something in the subject matter or context is inconsistent therewith, the granting of the consent or the approval shall not be unreasonably withheld or delayed.

9.8 Notices

            All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the first business day after personal delivery, delivery by overnight courier service or transmittal by facsimile, on the fifth business day after being sent by First Class Mail, postage prepaid, as follows:

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            (a) If to CDP, to:

                CDP Communications Inc.
                25 Adelaide Street East, Suite 700
                Toronto, Ontario
                M5C 3Al

                Attention: President
                Facsimile No.: (416) 865-9650

            (b) If to Mobius, to:

                Mobius Management Systems, Inc.
                One Ramada Plaza
                New Rochelle, New York 10801

                Attention: President
                Facsimile No.: (914) 637-1789

If a party changes its address for notification purposes, then it shall give the other party written notice of the new address and the date on which it shall become effective.

9.9 Severability

            If a court or other lawful authority of competent jurisdiction declares any provision, Article or Section of this Agreement invalid, illegal or unenforceable, this Agreement will continue in full force and effect with respect to all other provisions, Articles and Sections and all rights and remedies accrued under such other provisions, Articles and Sections will survive any such declaration.

9.10 Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.11 Entire Agreement

            This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto.

9.12 Counterparts

            This Agreement may be executed in any number of counterparts which may be delivered by facsimile transmission, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same

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instrument, and it shall not be necessary in establishing proof of this
Agreement to produce or account for more than one such counterpart.

            IN WITNESS WHEREOF the parties have executed this Agreement.

                                          CDP COMMUNICATIONS INC.


                                          BY: /s/ R.Saarimaki
                                              ----------------------------------
                                              Name: R.Saarimaki
                                              Title: President

                                          MOBIUS MANAGEMENT SYSTEMS, INC.


                                          BY: /s/ Joseph J. Albracht
                                              ----------------------------------
                                              Name: Joseph J. Albracht
                                              Title: Executive Vice President

                                   SCHEDULE A

                         DESCRIPTION OF CDP SOURCE CODE

      The CDP * consists of two major components:

      o     *
      o     *


      *


      The transform component consists of the following sub components:

      o     *
      o     *
      o     *
      o     *

      The conversion component is * . * . This lets the applications program control the persistence * . * .

      This same conversion logic applies to all * . The conversion * and the * communicates through * .

      The viewing and printing component renders * pages and objects * .

      *

      *

      *

      *

----------
* The Redacted Material Has Been Separately Filed With The Commission.

                                   SCHEDULE B

                                  LICENSE FEES

(1) Mobius acknowledges that all sums previously paid by Mobius to CDP pursuant to the OEM Agreement have been fully earned by CDP for services rendered prior to the date of this Agreement.

(2) Upon execution of this Agreement and prior to delivery of the CDP Source Code, Mobius shall pay the amount set forth on the invoice enclosed as Appendix B1 to this Schedule and Mobius acknowledges that such amount constitutes the OEM Royalties outstanding under the OEM Agreement as at the date immediately prior to the date of this Agreement and that such amount is due and payable to CDP in addition to any amount earned by CDP as referred to in (1) to this Schedule B.

(3) Upon acceptance of the CDP Source Code in accordance with Section 2.5 of this Agreement and for the initial * of the Agreement, a License Fee shall be payable on the last day of each calendar month in the amounts set forth below:

                                Year         Monthly Fee
                                ----         -----------

                                 *               *

                                 *               *

                                 *               *

                                 *               *

                                 *               *

                                 *               *

Following the end of the * , no further License Fees shall be payable.

----------
* The Redacted Material Has Been Separately Filed With The Commission.

                                   APPENDIX B1

CDP Communications Inc.                                                  INVOICE
& Electronic File Imaging Systems, Inc.
25 Adelaide Street East, Suite 700                            INVOICE No: MOB500
Toronto, Ontario M5C 3A1                                    DATE: 1 August, 1997
416.865.9966 Fax 416.865.9650

To: Mobius Managements, Inc.                     Ship To:
    One Ramada Plaza                                    Same
    New Rochelle, NY  10801
    Attn: Mitch Gross

----------------------------------------------------------------------------------------
 SALESPERSON     PO NUMBER     DATE SHIPPED     SHIPPED VIA     F.O.B. POINT     TERMS
----------------------------------------------------------------------------------------
                                                                                  COD
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
QUANTITY         DESCRIPTION                                    UNIT PRICE      AMOUNT
----------------------------------------------------------------------------------------
o                *                                                                 *

o                *                                                                 *

o                *                                                                 *

o                All sales reported in 7/11/97 account schedule

o                US Funds

-----------------------------------------------------------------------------------------
                                                                    SUBTOTAL       *

                                                                    GST 7% TAX

                                                                    PST 8% TAX

                                                                               ----------
                                                                    TOTAL DUE      *

                                                                               ----------

Make all checks payable to:  CDP Communications Inc.
If you have any questions concerning this invoice, call: Melissa Cole, 416-865-9966

                          THANK YOU FOR YOUR BUSINESS!

----------
* The Redacted Material Has Been Separately Filed With The Commission.

                                   SCHEDULE C

                                     NOTICE

To:   FileSafe, Inc.

Re: Escrow Agreement dated April 21, 1994 between CDP Communications Inc., Mobius Management Systems, Inc. and FileSafe, Inc. (the "Escrow Agreement")

      The undersigned each hereby agree to the termination of the Escrow Agreement as of the date hereof and direct FileSafe Inc. to release all escrowed materials to CDP Communications Inc.

      DATED August 12, 1997

                                             CDP COMMUNICATIONS INC.


                                             By:
                                                --------------------------------


                                             MOBIUS MANAGEMENT SYSTEMS, INC.



                                             By:
                                                --------------------------------

                                   SCHEDULE D

MOBIUS                                                                Memorandum

To:      Ted Dunlop
         Rick Saarimaki

From:    Joe Albracht

Date:    August 11, 1997

Subject: *

================================================================================
                  Date
Incident        Reported    Symptom                   Status
--------------------------------------------------------------------------------
710144           1/30/97    *                         8/6-- *
--------------------------------------------------------------------------------
720601           4/4/97     *                         8/11 *
--------------------------------------------------------------------------------
750549           6/6/97     *.                        8/11--*
--------------------------------------------------------------------------------
720715           4/7/97     *                         8/6-- *
750961
--------------------------------------------------------------------------------
740176           6/27/97    *                         8/11-- *.
--------------------------------------------------------------------------------
760935           8/4/97     *.                        8/11-- *
================================================================================

* The Redacted Material Has Been Separately Filed With The Commission.

                                  SCHEDULE E

MOBIUS                                                                Memorandum

To:      Ted Dunlop
         Rick Saarimaki

From:    Joe Albracht

Date:    August 11, 1997

Subject: *

================================================================================
                  Date
Issue           Reported    Description               Status
--------------------------------------------------------------------------------
1                8/6/97     *                         8/6 *
--------------------------------------------------------------------------------
2                8/6/97     *                         8/6 *
--------------------------------------------------------------------------------
3                8/6/97     *                         8/6 *.
--------------------------------------------------------------------------------
4                8/6/97     *.                        8/6 *
--------------------------------------------------------------------------------
5                           *.
--------------------------------------------------------------------------------
6                           *
--------------------------------------------------------------------------------
7                           *                         *
================================================================================

----------
* The Redacted Material Has Been Separately Filed With The Commission.